UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2016, CoreSite Realty Corporation (“CoreSite”) issued a press release reporting financial results and operating information for the quarter ended June 30, 2016. In addition, CoreSite made available on its website supplemental operating and financial data for the same period. The text of the press release and the supplemental information package are furnished herewith as Exhibits 99.1 and 99.2, respectively.

The information in this report, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Thomas M. Ray

On July 28, 2016, CoreSite announced that Thomas M. Ray retired as President and Chief Executive Officer and as a member of the Board of Directors of CoreSite (the “Board”), effective as of September 10, 2016 (the “Transition Date”). Following his retirement, Mr. Ray will become a consultant to CoreSite.

In connection with his retirement, Mr. Ray entered into a Consulting and Separation Agreement, dated as of July 27, 2016 (the “Consulting and Separation Agreement”), with CoreSite, CoreSite, L.P. (“CoreSite LP”), and CoreSite, L.L.C., the term of which ends on June 30, 2017.  Under the Consulting and Separation Agreement, Mr. Ray’s employment with CoreSite will end as of the Transition Date and his employment agreement will terminate and, in lieu of any severance or other benefits provided for therein, Mr. Ray will be entitled to the compensation, payments and other benefits set forth in the Consulting and Separation Agreement.

For Mr. Ray’s prior service as CoreSite’s President and Chief Executive Officer, the Consulting and Separation Agreement provides that Mr. Ray will receive (i) his accrued and unpaid base salary through the Transition Date, if any, (ii) reimbursement for reasonable business travel and other reasonable business expenses which have accrued but have not been paid (if any), (iii) certain other accrued benefits, including, without limitation, accrued but unused vacation, (iv) any equity interests or awards that vest on or before the Transition Date, and (v), subject to his timely execution and non-revocation of a release of claims and his continued compliance with the Consulting and Separation Agreement, a pro-rated performance bonus in an amount equal to (a) $321,622 multiplied by the bonus performance multiplier as determined under CoreSite’s 2016 Executive Short-Term Incentive Plan (the “2016 Short-Term Incentive Plan”), including the bonus payout grid previously approved by the Board; plus (b) $80,405.  Pursuant to the 2016 Short-Term Incentive Plan and the bonus payout grid, Mr. Ray is eligible to receive between 0% and 175% of the $321,622, based on CoreSite’s actual performance.

Under the Consulting and Separation Agreement, Mr. Ray will provide (i) services that are reasonably necessary in order to support a smooth and orderly transition in the transfer of Mr. Ray’s prior employment responsibilities to the new President and Chief Executive Officer of CoreSite, (ii) introductions to key investors, analysts and customers, as requested by the new President and Chief Executive Officer of CoreSite and (iii) other services as reasonably agreed to between Mr. Ray and the new President and Chief Executive Officer of CoreSite, including services related to CoreSite’s 2017 budget.

Under the Consulting and Separation Agreement, Mr. Ray will receive the following payments and benefits in connection with consulting services that he will provide to CoreSite, subject to his timely execution and non-revocation of a release of claims: (i) a consulting fee of $349,192, payable in substantially equal installments, (ii) continued vesting of performance-based restricted stock awards, awards of restricted stock and stock options granted to Mr. Ray under the Amended and Restated 2010 Incentive Award Plan (the “Plan”) of CoreSite and CoreSite LP

prior to the Transition Date that remain outstanding as of the Transition Date (each, an “Employment Award”) in accordance with their terms (other than any continued employment required) and (iii) reimbursement of reasonable business travel expenses and other reasonable documented business expenses incurred by Mr. Ray in connection with performing his services under the Consulting and Separation Agreement. Any and all equity awards (other than options) granted to Mr. Ray under the Plan that have not vested as of June 30, 2017 will be terminated and forfeited, and any options granted to Mr. Ray under the Plan that have vested and are exercisable as of June 30, 2017 may be exercised by Mr. Ray in accordance with the Plan on or prior to June 30, 2018 (subject to certain limitations).  During the term of the Consulting and Separation Agreement, Mr. Ray is required to own vested common stock in an amount not less than the lesser of (i) 34,000 shares of common stock of CoreSite and (ii) the number of shares of common stock of CoreSite correlating to a market value of not less than $2,900,000.

In the event that the Consulting and Separation Agreement is terminated by CoreSite without cause or by Mr. Ray for good reason, Mr. Ray will receive the following, subject to his timely execution and non-revocation of a release of claims: (i) continued payment of any remaining portion of Mr. Ray’s consulting fee, (ii) accelerated vesting of each Employment Award in full and (iii) his pro-rated performance bonus.

If the Consulting and Separation Agreement is terminated by CoreSite for non-performance by Mr. Ray or by reason of Mr. Ray’s death or disability, Mr. Ray will receive the following, subject to his timely execution and non-revocation of a release of claims, (i) the consulting fee earned through the date of termination, (ii) accelerated vesting of each Employment Award in full and (iii) his pro-rated performance bonus.

If the Consulting and Separation Agreement is terminated by CoreSite for cause (other than for non-performance), or by Mr. Ray without good reason, Mr. Ray will receive the following, (i) the consulting fee earned through the date of termination, (ii) his pro-rated performance bonus and (iii) any Employment Award that vested prior to such termination.

The Consulting and Separation Agreement also contains a mutual non-disparagement covenant and certain confidentiality covenants prohibiting Mr. Ray from, among other things, disclosing confidential information relating to CoreSite. The Consulting and Separation Agreement also contains non-competition and non-solicitation restrictions, pursuant to which Mr. Ray will not be permitted to compete with CoreSite in certain circumstances for a period of 12 months following the termination or conclusion of Mr. Ray’s services under the Consulting and Separation Agreement.

The foregoing description of terms of the Consulting and Separation Agreement is qualified in its entirety by reference to the text of the Consulting and Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Paul E. Szurek

On July 28, 2016, CoreSite announced the appointment of Paul E. Szurek to the position of President and Chief Executive Officer, effective as of the Transition Date.  Mr. Szurek, age 56, has served as a CoreSite director since September 2010. Mr. Szurek has served as Chief Financial Officer of Biltmore Farms, LLC, a residential and commercial real estate development and operating company, from 2003 to the present, but will resign from this position prior to the Transition Date. Prior to joining Biltmore Farms, LLC, Mr. Szurek served as Chief Financial Officer of Security Capital Group Incorporated, a publicly traded real estate investment, development and operating company with extensive REIT engagement. At Security Capital, Mr. Szurek held a variety of roles and achieved a number of significant accomplishments. As Security Capital’s Senior Vice President of Corporate Finance, he oversaw the financing strategy and execution for its affiliated REITs and participated in all of the mergers and acquisitions activity. He was also Co-Managing Director of Security Capital U.S. Realty, a Luxembourg company which made strategic investments in U.S. REITS and helped generate above-market returns by providing strategic guidance. Mr. Szurek was promoted to CFO of Security Capital in 1997, where he supported the company from its IPO, through its acquisition by GE Real Estate in 2002. He managed Security Capital’s financial structure and capital access, participated in its acquisition and disposition activity and led the restructuring and optimization of its shared operations center. The shared operations center was an innovative undertaking, being one of the first in the industry to implement a cloud-based operating and financial system in order to achieve greater controls, more flexibility and significant efficiencies. Mr. Szurek also previously served as a director of Security Capital U.S. Realty as well as another publicly traded real estate company, Regency Centers.  Mr. Szurek is currently a director and chair of the audit committee of Four Corners Property Trust, a REIT focused on restaurant real estate, and a director of the Charlotte, North Carolina branch of the Federal Reserve Bank of Richmond.  Mr. Szurek received a J.D. with honors from Harvard Law School and a B.A. in Government, magna cum laude, from the University of Texas at Austin.

In connection with his appointment, Mr. Szurek entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial one-year term, subject to automatic annual renewal, unless either party elects to terminate the agreement by providing written notice to the other party at least 90 days’ prior to the applicable anniversary date.  The Employment Agreement provides for an initial annual base salary of $580,000 and contains other customary employment terms including eligibility for bonuses and other incentive compensation and other benefits. The Employment Agreement provides for a signing bonus of $250,000 and an initial target annual performance bonus amount of $580,000. Under the Employment Agreement, Mr. Szurek will also receive one or more awards under the Plan having an aggregate value (as of the date of grant of the award) equal to $2,940,000, of which $1,940,000 will be in the form of restricted stock and $1,000,000 in the form of performance-based restricted stock.  CoreSite will also provide Mr. Szurek with corporate housing in the Denver, Colorado metropolitan area for a period of up to six months and, upon Mr. Szurek’s permanent relocation to the Denver, Colorado metropolitan area, CoreSite will reimburse Mr. Szurek for customary relocation expenses.

The Employment Agreement also provides for, among other things, severance payments and the continuation of certain benefits following certain terminations of employment by CoreSite under certain circumstances or the termination of employment for “Good Reason” (as defined in the Employment Agreement) by Mr. Szurek.  Under these provisions, if Mr. Szurek’s employment is terminated by CoreSite without “Cause” (as defined in the Employment Agreement), or in connection with CoreSite’s non-renewal of the Employment Agreement, or Mr. Szurek resigns for Good Reason, Mr. Szurek will have the right to receive continued payment of his base salary and the continuation of health benefits (subject to certain restrictions) at CoreSite’s expense for a period of 18 months following termination. In addition, Mr. Szurek would receive a pro-rated lump sum payment upon termination based on his performance bonus amount for the year of termination, which will be equal to his target performance bonus (as pro-rated for the time served during the year of termination). Mr. Szurek would also be entitled to accelerated vesting of any outstanding unvested equity awards that would have vested based on the passage of time had he remained employed for 18 months after termination, and his stock options and other equity awards would remain exercisable for at least a year following termination.

The Employment Agreement further provides that if Mr. Szurek is terminated by CoreSite without Cause, or in connection with CoreSite’s non-renewal of the Employment Agreement, or he resigns for Good Reason, in each case within 12 months following a change in control of CoreSite, then in addition to the pro-rated performance bonus and the health benefits described above, he would also receive an additional payment equal to his target performance bonus amount for the year of termination. In addition, Mr. Szurek would receive accelerated vesting of all of his outstanding unvested equity awards, as well as a cash payment equal to one and one-half (1.5) times his annual base salary in effect on the date of termination.  In addition, the salary continuation amount described above would be paid in a lump sum.

All of the foregoing severance benefits are conditioned on Mr. Szurek executing a release of claims in favor of us following his termination. Mr. Szurek’s employment agreement also provides that if his employment is terminated by CoreSite due to his death or Disability (as defined in the Employment Agreement), he will receive an amount equal to his target performance bonus amount for the year of termination and accelerated vesting of all of his outstanding unvested equity awards that would have vested based on the passage of time if he had remained employed with us for 12 months following his termination.

“Cause” is defined in the Employment Agreement as Mr. Szurek having (i) failed to substantially perform his duties or carry out a lawful and reasonable directive from the Board, (ii) materially breached the Employment Agreement, or (iii) committed a felony, unlawfully used illegal drugs or possessed illegal drugs during the performance of his duties or on CoreSite’s premises, or committed an act of fraud, embezzlement, misappropriation, willful misconduct or breach of any duty owed to CoreSite or any of its affiliates, in each case subject to certain cure rights (other than with respect to clause (iii) in the foregoing). “Good Reason” is defined in the Employment

Agreement as (i) CoreSite’s material breach of the Employment Agreement, (ii) a reduction of Mr. Szurek’s base salary or annual target bonus opportunity, other than a reduction of less than by 10% in connection with a broad-based based reduction for all executives, (iii) a material relocation of CoreSite’s executive offices, (iv) a requirement that Mr. Szurek report to anyone other than the Board, or (v) a material reduction in Mr. Szurek’s position (including title of CEO), duties or responsibilities, in each case subject to certain cure rights.

The Employment Agreement also contains a mutual non-disparagement covenant and certain confidentiality covenants prohibiting Mr. Szurek from, among other things, disclosing confidential information relating to CoreSite. The Employment Agreement also contains non-competition and non-solicitation restrictions, pursuant to which Mr. Szurek will not be permitted to compete with CoreSite in certain circumstances for a period of 12 months following his termination of employment for any reason.

Following his entering into the Employment Agreement, Mr. Szurek will no longer be an independent director of CoreSite and will cease to serve as Lead Independent Director, as chairman and as a member of the Nominating/Corporate Governance Committee (the “Nominating/Corporate Governance Committee”) of the Board and as a member of the Audit Committee (“Audit Committee”) of the Board.  Mr. Szurek will no longer receive any compensation for his services as a director of CoreSite.

The foregoing description of terms of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01                                           Other Events.

Based on the recommendation of the Nominating/Corporate Governance Committee, the Board has appointed (i) J. David Thompson, a current member of the Board, to serve as member of the Audit Committee; (ii) J. David Thompson, a current member of the Nominating/Corporate Governance Committee, to serve as chairman of the Nominating/Corporate Governance Committee and David A. Wilson, a current member of the Board, to serve as a member of the Nominating/Corporate Governance Committee; and (iii) David A. Wilson to serve as the Board’s Lead Independent Director, in each case, effective as of July 27, 2016.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Consulting and Separation Agreement dated July 27, 2016, among CoreSite Realty Corporation, CoreSite, L.P., CoreSite, L.L.C. and Thomas M. Ray.

10.2	Employment Agreement dated July 27, 2016, between CoreSite, L.L.C. and Paul E. Szurek.

99.1	Press release, dated July 28, 2016.

99.2	Quarter Ended June 30, 2016, Earnings Release and Supplemental Information, dated July 28, 2016.

99.3	Press release, dated July 28, 2016, regarding appointment of Paul Szurek as President and Chief Executive Officer to succeed Tom Ray as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: July 28, 2016	By:	/s/ Jeffrey S. Finnin
Name: Jeffrey S. Finnin

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting and Separation Agreement dated July 27, 2016, among CoreSite Realty Corporation, CoreSite, L.P., CoreSite, L.L.C. and Thomas M. Ray.

10.2	Employment Agreement dated July 27, 2016, between CoreSite, L.L.C. and Paul E. Szurek.

99.1	Press release, dated July 28, 2016.

99.2	Quarter Ended June 30, 2016, Earnings Release and Supplemental Information, dated July 28, 2016.

99.3	Press release, dated July 28, 2016, regarding appointment of Paul Szurek as President and Chief Executive Officer to succeed Tom Ray as President and Chief Executive Officer.